UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2018

Chicken Soup for the Soul Entertainment, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

General

On December 28, 2018, Chicken Soup for the Soul Entertainment, Inc. (the “Company,” “CSSE,” “us,” “our company,” or “we” or similar pronouns), acquired 100% of the outstanding capital stock of A Sharp Inc. d/b/a A Plus (“A Plus”), pursuant to the terms of a stock purchase agreement (“SPA”)

A Plus is a digital media company that develops and distributes high-quality, empathetic short-form videos and articles to millions of people worldwide, with an emphasis on positive journalism and social change. A Plus had 4.8 billion video views in 2019 and increased its social media by 50% to over 2.9 million followers. A Plus was founded by and is chaired by renowned actor and investor, Ashton Kutcher.

Prior to the acquisition reported hereby, A Plus was majority owned by an affiliate of our parent company, Chicken Soup for the Soul, LLC (“CSS”). In September 2016, we entered into a distribution agreement with A Plus (the “A Plus Distribution Agreement”), pursuant to which we received the exclusive worldwide rights to distribute all video content (in any and all formats) and all editorial content (including articles, photos and still images) created, produced, edited or delivered by A Plus. Under the terms of the Distribution Agreement, we received a net distribution fee equal to 40% of gross revenue generated by the distribution of the A Plus video content.

As a result of the acquisition reported hereby, A Plus is now a wholly owned subsidiary of our company, and the A Plus Distribution Agreement has been terminated, resulting in our retention of 100% of the revenues generated by A Plus and projected cost savings of over $5 million for our company in 2019 thereby significantly enhancing our future Adjusted EBITDA.

The acquisition was reviewed by the audit committee of the board of directors of our company. The analysis of the committee included a review of the terms of the acquisition, a cost-benefit analysis and consideration of all relevant information and data, including a report provided by Astrina Inc., an independent financial consultant and advisor. Finding the acquisition to be fair to and in the best interests of our company, the audit committee recommended the acquisition to our board of directors. Our board of directors undertook a similar analysis, and finding the transaction to be fair to our company and in the best interest of our company and stockholders, unanimously approved the transaction, with all independent directors voting for approval and all directors having an affiliation with CSS recusing themselves from the vote.

The Stock Purchase Agreement

The SPA was entered into as of December 28, 2018 by and among the Company, A Plus, CSS, Chicken Soup for the Soul Digital, LLC (“CSS Digital”), Christopher Kutcher (“Kutcher”), Evan Beard (“Beard”), Kendall Dabaghi (“Dabaghi”) and collectively with CSS, Kutcher and Beard, the “Sellers,” with Kutcher, Beard and Dabaghi collectively referred to as the “Individual Sellers”.

Pursuant to the terms of the SPA, the Sellers sold to the Company all the outstanding shares of common stock of A Plus (the “A Plus Shares”) for an aggregate purchase price of $15 Million (the “Purchase Price”). The Purchase Price was paid as follows: (a) to Kutcher in consideration of all of his A Plus Shares, 322,275 shares of Class A common stock of the Purchaser (“CSSE Shares”) valued at $2,691,000; (b) to Beard in consideration of all of his A Plus Shares, 14,012 of CSSE Shares valued at $117,000; (c) to Dabaghi in consideration of all of his A Plus Shares, 14,012 of CSSE Shares valued at $117,000; and (d) to CSS in consideration of all of its A Plus Shares, the balance remaining in cash. The value of CSSE Shares were measured based on the average closing price of the CSSE Shares in the five previous trading days, or $8.35 per share.

The Purchase Price otherwise payable by the Company was reduced by approximately $3.3 million of advances owed by A Plus to the Company. The balance of the cash portion of the Purchase Price was used to reduce all open amounts under the intercompany cash management account. Any excess amount that may be due to CSS will be deferred and will be carried in the intercompany cash management system until amortized in accordance with prior practice.

Each of the Individual Sellers agreed that the CSSE Shares received by him shall not be resold, transferred or hypothecated by him for a period of 18 months from the closing of the acquisition, unless consented to in writing by the Company prior to any such sale or transfer, which consent may be withheld by the Company for any reason or nor reason.

Upon execution of the SPA A Plus became a wholly owned subsidiary of the Company and the Distribution Agreement was terminated and all amounts, obligations or liabilities owed by any party to the other party thereunder deemed fulfilled in all respects.

Transaction Impact

The Company will account for its acquisition of A Plus in accordance with ASC 805, “Business Combinations”. ASC 805-50 addresses the determination of the basis at which the receiving entity in a “common control transaction” will record the net assets or business transferred. Specifically, when accounting for a transfer of assets or the exchange of shares between entities under common control, the entity receiving the net assets or equity interests shall initially measure such assets and liabilities transferred at their carrying amounts at the date of transfer.

We believe that the total purchase price will be less than the strategic value to the Company, with strategic value distinguished from fair market value, as only the former takes into account synergies and cost savings which may benefit the Company. Strategic value considers the difficulty in replicating the highly-branded, celebrity-endorsed A Plus assets and it related captive viewership base, which our company believes would cost a multiple of the purchase price in the acquisition and time to replicate. We also believe that we will save approximately $5.1 million per year in cost of distribution. These annual reductions will flow directly down to our bottom line and could reasonably be expected to be realized in equity value EBITDA multiples of 13-15x.

The acquisition of A Plus is expected to have a material positive impact on the Company’s consolidated financial position, results of operations and cash flows.

Fees and Expenses

The Company has paid or will pay total fees and expenses for the acquisition of approximately $75,000, including legal fees and fees payable to Astrina Inc.

Use of Non-GAAP Financial Measures

The Company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company uses a non-GAAP financial measure to evaluate its results of operations and as a supplemental indicator of its operating performance. The non-GAAP financial measure that the Company uses is Adjusted EBITDA. Adjusted EBITDA (as defined below) is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company believes that this measure provides useful information in that it excludes amounts that are not indicative of the Company’s core operating results and ongoing operations and provides a more consistent basis for comparison between periods. Due to the significance of non-cash and non-recurring expenses recognized for the years ended December 31, 2017 and 2016, and for the nine months ended September 30, 2018, and the likelihood of material non-cash and non-recurring expenses to occur in future periods, the Company believes that this non-GAAP financial measure enhances the understanding of the Company’s historical and current financial results.

Further, the Company believes that Adjusted EBITDA enables its board of directors and management to analyze and evaluate financial and strategic planning decisions that will directly affect operating decisions and investments. The presentation of Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items or by non-cash items. This non-GAAP financial measure should be considered in addition to, rather than as a substitute for, the Company’s actual operating results included in its consolidated financial statements.

“Adjusted EBITDA” means earnings before interest, taxes, depreciation, amortization and non-cash share-based compensation expense, and also includes the gain on bargain purchase of subsidiary and adjustments for other identified charges, such as costs incurred to form the Company and to prepare for the offering of its Class A common stock to the public, prior to the Company’s IPO. Identified charges also include the cost of maintaining a board of directors prior to being a publicly traded company. As the Company’s IPO has been completed, director fees will be deducted from Adjusted EBITDA going forward. Adjusted EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. The Company believes Adjusted EBITDA to be a meaningful indicator of the Company’s performance that provides useful information to investors regarding the Company’s financial condition and results of operations. The most comparable GAAP measure is operating income.

“EBITDA” means earnings before interest, taxes, depreciation and amortization. EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, EBITDA may not be comparable to similar measures presented by other companies. The Company believes EBITDA to be a meaningful indicator of Screen Media’s performance that provides useful information regarding its financial condition and results of operations. The most comparable GAAP measure is operating income.

Forward-Looking Statements

This Report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, intentions and strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “target,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Report are based on current expectations and beliefs concerning future developments and their potential effects on the Company and its subsidiaries. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve many risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 to the extent required.

Item 3.02	Unregistered Sale of Equity Securities

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required. The shares of Class A common stock issued to each of the Individual Sellers will be issued to him under an exemption from the registration requirements under the Securities Act of 1933, as amended (“Act”) under Section 4(2) of the Act, and will be when issued “restricted securities” as defined under the Act, and may not be sold or transferred by the holder thereof except pursuant to an effective registration statement under the Act or an exemption therefrom. The shares so issued are subject to lock-up provisions prohibiting sale of same during the 18-month period following the date of the acquisition without the prior written consent of Chicken Soup for the Soul Entertainment, Inc.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of A Sharp Inc. d/b/a A Plus

Not required.

(b)	Pro Forma Financial Information.

Not required.

The pro forma consolidated financial statements for the Company giving effect to the acquisition of Screen Media will be filed by an amendment to this Report on Form 8-K/A.

(d)	Exhibits.

Exhibit	Description

2.1	Stock Purchase Agreement, dated as of December 28, 2018 by and among Chicken Soup for the Soul Entertainment, Inc., A Sharp Inc., and certain other parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2018	CHICKEN SOUP FOR THE SOUL
ENTERTAINMENT, INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer